EXHIBIT 24.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the inclusion in the Illuminated Media Inc. Registration Statement Amendment No. 2 on Form SB-2 of our report, which contains an explanatory paragraph with respect to the substantial doubt about the Company's ability to continue as a going concern, dated May 13, 1997, on the financial statements of Illuminated Media Inc., for the years ended February 28, 1997, and February 29, 1996, and to the reference to our firm under the caption "Experts."

                              /s/Silverman Olson Thorvilson & Kaufmann LTD.

Minneapolis, Minnesota
June 6, 1997